EXHIBIT 23.1

CONSENT OF INDEPENDENT RESGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-effective Amendment No.1 to the Registration Statement on Form F-1 (File No. 333-166872) of Seanergy Maritime Holdings Corp. of our report dated March 24, 2010 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Seanergy Maritime Holdings Corp., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers S.A.

Athens, Greece
September 23, 2010

SK 26979 0001 1133389